Exhibit 99.1

Clarus Reports Second Quarter 2023 Results

SALT LAKE CITY, Utah – August 7, 2023 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, reported financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $83.7 million compared to $114.9 million.
•	Gross margin of 36.7% compared to 38.0%.
•	Net loss of $2.1 million, or $(0.06) per diluted share, compared to net income of $3.8 million, or $0.09 per diluted share.
•	Adjusted net income before non-cash items of $4.2 million, or $0.11 per diluted share, compared to $13.1 million, or $0.33 per diluted share.
•	Adjusted EBITDA of $7.3 million with an adjusted EBITDA margin of 8.7% compared to $17.6 million with an adjusted EBITDA margin of 15.3%.

Management Commentary

“Our second quarter results were impacted by the continued challenging macroeconomic environment and related headwinds,” said Warren Kanders, Clarus’ Executive Chairman. “Specifically, a more promotional retail environment and inventory de-stocking headwinds impacted our sales velocity and our ability to protect margins. Despite these challenging market conditions, each segment generated positive free cash flow during the second quarter.

"By segment, Outdoor was impacted by lower consumer demand given the inflationary environment and continued lower open-to-buys as retail partners right-size their inventory. Somewhat offsetting this weakness was a 28% increase in our direct-to-consumer channels, which we believe shows the strength of the Black Diamond brand despite the broader retail environment.

“In Precision Sports, we experienced lower sales as competitors and channel partners liquidated inventory through promotional and discounting activities, particularly in ammunition. We expect this promotional environment to recover later this year and anticipate solid demand for the upcoming hunt season.

“In Adventure, we continued to experience sales improvement each month. In our brands’ home market of Australia, inventory levels have improved with our retail partners, and in North America, we continue to right-size our sales channels and began to experience the early signs of recovery that we expected.

“Looking ahead, we will continue to focus on stabilizing revenue, gross margin and EBITDA, while implementing certain cost-out strategies as we prioritize our growth objectives and seek to drive shareholder value through cash flow generation and debt paydown.”

Second Quarter 2023 Financial Results

Sales in the second quarter were $83.7 million compared to $114.9 million in the same year-ago quarter. Foreign currency exchange was unfavorable to sales by $1.5 million in the second quarter as the U.S. dollar continued to strengthen against the Euro and Australian dollar.

Sales in the Outdoor segment were $40.1 million, or $40.6 million on a constant currency basis, compared to $52.6 million in the year ago quarter. The decrease was due to declines in the Company’s North American and European sales regions, partially offset by strength in the direct-to-consumer channels. Precision Sport sales were $25.8 million compared to $35.2 million in the year-ago quarter due to a more promotional retail environment, particularly in the ammunition product line. Sales in the Adventure segment were $17.9 million compared to $27.1 million in the year-ago quarter, reflecting lower consumer demand given the challenging market conditions and the difficult macro-environment in both Australia and North America.

Gross margin in the second quarter was 36.7% compared to 38.0% in the year-ago quarter primarily driven by discounting of ammunition in the Precision Sport segment given the more promotional environment. Easing freight costs positively impacted gross margin by 140 basis points, which was more than offset by unfavorable channel and product mix of 160 basis points and a 110 basis point negative impact from foreign currency exchange.

Selling, general and administrative expenses in the second quarter declined 15% to $30.2 million compared to $35.4 million in the same year-ago quarter. The decline was driven by expense reduction initiatives in the Outdoor, Adventure, and Precision Sport segments, as well as lower non-cash stock-based compensation expense for performance awards at corporate.

Net loss in the second quarter was $2.1 million, or $(0.06) per diluted share, compared to net income of $3.8 million, or $0.09 per diluted share, in the prior year’s second quarter.

Adjusted net income before non-cash items in the second quarter, which excludes non-cash items and transaction costs, was $4.2 million, or $0.11 per diluted share, compared to $13.1 million, or $0.33 per diluted share, in the same year-ago quarter.

Adjusted EBITDA in the second quarter was $7.3 million, or an adjusted EBITDA margin of 8.7%, compared to $17.6 million, or an adjusted EBITDA margin of 15.3%, in the same year-ago quarter. The decline in adjusted EBITDA was driven by lower sales volumes, unfavorable channel and product mix, and a $1.5 million consolidated foreign currency exchange headwind due to the strength of the U.S. dollar. These impacts were partially offset by improvements in SG&A in the quarter.

Net cash provided by operating activities for the three months ended June 30, 2023, was $14.1 million compared to $4.5 million in the prior year quarter. Capital expenditures in the second quarter of 2023 were $1.8 million compared to $2.2 million in the prior year quarter. Free cash flow for the second quarter of 2023 was $12.3 million compared to $2.3 million in the prior year quarter, mainly driven by the collection of outstanding accounts receivables.

Liquidity at June 30, 2023 vs. December 31, 2022

•	Cash and cash equivalents totaled $11.3 million compared to $12.1 million.
•	Total debt of $127.2 million compared to $139.0 million.
•	The Company’s credit facility matures in April of 2027 and bears interest at a variable rate that was approximately 7.5% at June 30, 2023.
•	Remaining access to approximately $32 million on the Company’s revolving line of credit.
•	Net debt leverage ratio of 2.7x compared to 2.0x

2023 Outlook

The Company now expects fiscal year 2023 sales of $385 million to $400 million and adjusted EBITDA of $42 million to $50 million. In addition, capital expenditures are now expected to range between $6.5 - $7.5 million and free cash flow is now expected to range between $30 - $35 million for the full year 2023.

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss (the “NOLs”) carryforwards for U.S. federal income tax purposes of approximately $17.7 million, which includes $1.8 million of U.S. federal NOL carryforwards that expire on December 31, 2023. The Company’s common stock is subject to a rights agreement dated February 7, 2008, that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the Company will be able fully utilize the NOLs to offset current and future earnings or that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2023 results.

Date: Monday, August 7, 2023

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Registration Link: https://register.vevent.com/register/BI995e0186e1244cad9cd3b2a26775f491

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 7:00 p.m. Eastern Time on the same day through August 7, 2024.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. Our mission is to identify, acquire and grow outdoor “super fan” brands through our unique “innovate and accelerate” strategy. We define a “super fan” brand as a brand that creates the world’s pre-eminent, performance-defining product that the best-in-class user cannot live without. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, Sierra®, and Barnes® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers. Our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.maxtrax.com.au, www.sierrabullets.com, www.barnesbullets.com, www.pieps.com, or www.goclimbon.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts:

Aaron J. Kuehne
Executive Vice President and Chief Operating Officer
Tel 1-801-993-1364
Aaron.kuehne@claruscorp.com

Michael J. Yates

Chief Financial Officer

Tel 1-801-993-1304

mike.yates@claruscorp.com

Investor Relations Contact:

Gateway Group, Inc.

Cody Slach

Tel 1-949-574-3860

CLAR@gateway-grp.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash	$11,315	$12,061
Accounts receivable, less allowance for
credit losses of $1,694 and $1,211	53,445	66,553
Inventories	148,963	147,072
Prepaid and other current assets	8,544	9,899
Income tax receivable	2,993	3,034
Total current assets	225,260	238,619

Property and equipment, net	41,919	43,010
Other intangible assets, net	47,792	55,255
Indefinite-lived intangible assets	81,976	82,901
Goodwill	62,437	62,993
Deferred income taxes	19,556	17,912
Other long-term assets	19,056	17,455
Total assets	$497,996	$518,145

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,639	$27,052
Accrued liabilities	20,322	25,170
Income tax payable	386	421
Current portion of long-term debt	12,543	11,952
Total current liabilities	57,890	64,595

Long-term debt, net	114,685	127,082
Deferred income taxes	17,946	18,506
Other long-term liabilities	17,502	15,854
Total liabilities	208,023	226,037

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 41,833 and 41,637 issued and 37,221 and 37,048 outstanding, respectively	4	4
Additional paid in capital	682,243	679,339
Accumulated deficit	(339,196)	(336,843)
Treasury stock, at cost	(32,929)	(32,707)
Accumulated other comprehensive loss	(20,149)	(17,685)
Total stockholders’ equity	289,973	292,108
Total liabilities and stockholders’ equity	$497,996	$518,145

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2023	June 30, 2022
Sales
Domestic sales	$46,656	$64,073
International sales	37,072	50,860
Total sales	83,728	114,933

Cost of goods sold	52,974	71,251
Gross profit	30,754	43,682

Operating expenses
Selling, general and administrative	30,200	35,444
Restructuring charges	736	-
Transaction costs	59	821
Contingent consideration benefit	-	(374)

Total operating expenses	30,995	35,891

Operating (loss) income	(241)	7,791

Other income (expense)
Interest expense, net	(2,857)	(1,728)
Other, net	224	(1,343)

Total other expense, net	(2,633)	(3,071)

(Loss) income before income tax	(2,874)	4,720
Income tax (benefit) expense	(783)	956
Net (loss) income	$(2,091)	$3,764

Net (loss) income per share:
Basic	$(0.06)	$0.10
Diluted	(0.06)	0.09

Weighted average shares outstanding:
Basic	37,192	37,235
Diluted	37,192	39,697

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2023	June 30, 2022
Sales
Domestic sales	$91,572	$126,380
International sales	89,540	101,829
Total sales	181,112	228,209

Cost of goods sold	114,337	140,275
Gross profit	66,775	87,934

Operating expenses
Selling, general and administrative	63,019	69,619
Restructuring charges	736	-
Transaction costs	133	2,022
Contingent consideration (benefit) expense	(1,565)	389

Total operating expenses	62,323	72,030

Operating income	4,452	15,904

Other income (expense)
Interest expense, net	(5,603)	(2,844)
Other, net	309	(1,410)

Total other expense, net	(5,294)	(4,254)

(Loss) income before income tax	(842)	11,650
Income tax (benefit) expense	(349)	2,577
Net (loss) income	$(493)	$9,073

Net (loss) income per share:
Basic	$(0.01)	$0.24
Diluted	(0.01)	0.23

Weighted average shares outstanding:
Basic	37,164	37,199
Diluted	37,164	39,751

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2023		June 30, 2022
Gross profit as reported	$30,754	Gross profit as reported	$43,682

Gross margin as reported	36.7%	Gross margin as reported	38.0%

SIX MONTHS ENDED

	June 30, 2023		June 30, 2022
Gross profit as reported	$66,775	Gross profit as reported	$87,934
Plus impact of inventory fair value adjustment	-	Plus impact of inventory fair value adjustment	269
Adjusted gross profit	$66,775	Adjusted gross profit	$88,203

Gross margin as reported	36.9%	Gross margin as reported	38.5%

Adjusted gross margin	36.9%	Adjusted gross margin	38.7%

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2023	Share	June 30, 2022	Share
Net (loss) income	$(2,091)	$(0.06)	$3,764	$0.09

Amortization of intangibles	3,223	0.09	3,937	0.10
Depreciation	1,941	0.05	1,877	0.05
Amortization of debt issuance costs	232	0.01	191	0.00
Stock-based compensation	1,535	0.04	3,555	0.09
Income tax (benefit) expense	(783)	(0.02)	956	0.02
Cash paid for income taxes	(660)	(0.02)	(1,648)	(0.04)

Net income before non-cash items	$3,397	$0.09	$12,632	$0.32

Restructuring charges	736	0.02	-	-
Transaction costs	59	0.00	821	0.02
Contingent consideration benefit	-	-	(374)	(0.01)
State cash taxes on adjustments	(15)	(0.00)	(10)	(0.00)

Adjusted net income before non-cash items	$4,177	$0.11	$13,069	$0.33

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2023	Share	June 30, 2022	Share
Net (loss) income	$(493)	$(0.01)	$9,073	$0.23

Amortization of intangibles	6,499	0.17	8,057	0.20
Depreciation	3,732	0.10	3,709	0.09
Amortization of debt issuance costs	464	0.01	361	0.01
Stock-based compensation	2,869	0.08	6,922	0.17
Inventory fair value of purchase accounting	-	-	269	0.01
Income tax (benefit) expense	(349)	(0.01)	2,577	0.06
Cash paid for income taxes	(1,010)	(0.03)	(5,492)	(0.14)

Net income before non-cash items	$11,712	$0.32	$25,476	$0.64

Restructuring charges	736	0.02	-	-
Transaction costs	133	0.00	2,022	0.05
Contingent consideration (benefit) expense	(1,565)	(0.04)	389	0.01
State cash taxes on adjustments	13	0.00	(53)	(0.00)

Adjusted net income before non-cash items	$11,029	$0.30	$27,834	$0.70

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended
	June 30, 2023	June 30, 2022
Net (loss) income	$(2,091)	$3,764

Income tax (benefit) expense	(783)	956
Other, net	(224)	1,343
Interest expense, net	2,857	1,728

Operating (loss) income	(241)	7,791

Depreciation	1,941	1,877
Amortization of intangibles	3,223	3,937

EBITDA	4,923	13,605

Restructuring charges	736	-
Transaction costs	59	821
Contingent consideration benefit	-	(374)
Stock-based compensation	1,535	3,555

Adjusted EBITDA	$7,253	$17,607

Sales	$83,728	$114,933

EBITDA margin	5.9%	11.8%
Adjusted EBITDA margin	8.7%	15.3%

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022
Net (loss) income	$(493)	$9,073

Income tax (benefit) expense	(349)	2,577
Other, net	(309)	1,410
Interest expense, net	5,603	2,844

Operating income	4,452	15,904

Depreciation	3,732	3,709
Amortization of intangibles	6,499	8,057

EBITDA	14,683	27,670

Restructuring charges	736	-
Transaction costs	133	2,022
Contingent consideration (benefit) expense	(1,565)	389
Inventory fair value of purchase accounting	-	269
Stock-based compensation	2,869	6,922

Adjusted EBITDA	$16,856	$37,272

Sales	$181,112	$228,209

EBITDA margin	8.1%	12.1%
Adjusted EBITDA margin	9.3%	16.3%